Exhibit 99.1

Investor Relations:	Peter MacEwen
Alexandra Lynn
(617) 747-3300
ir@amg.com

Media Relations:	Laura O’Brien
(617) 747-3300
pr@amg.com

AMG Reports Financial and Operating Results

for the First Quarter of 2009

Company Reports Cash EPS of $0.94; EPS of $0.15

BOSTON, April 29, 2009 — Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the quarter ended March 31, 2009.

For the first quarter of 2009, Cash Earnings Per Share (“Cash EPS”) were $0.94, compared to $1.50 for the same period of 2008, while diluted earnings per share for the first quarter of 2009 were $0.15, compared to $0.81 for the same period of 2008.  For the first quarter of 2009, Cash Net Income was $37.7 million, compared to $58.2 million for the same period of 2008.  For the first quarter of 2009, Net Income was $6.1 million, compared to $31.2 million for the same period of 2008.  (Cash EPS and Cash Net Income are defined in the attached tables.)

For the first quarter of 2009, revenue was $178.5 million, compared to $335.0 million for the same period of 2008.   For the first quarter of 2009, EBITDA was $49.2 million, compared to $88.6 million for the same period of 2008.

Net client cash flows for the first quarter of 2009 were approximately $(4.4) billion, with flows in the institutional, mutual fund, and high net worth channels of approximately $(2.6) billion, $(1.2) billion, and $(0.6) billion, respectively.  Pro forma for a pending investment, aggregate assets under management were approximately $156.6 billion at March 31, 2009.

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“Notwithstanding continued market volatility, AMG generated stable cash earnings during the quarter and we are well positioned for growth as equity markets recover,” stated Sean M. Healey, President and Chief Executive Officer of AMG.  “Our results reflect the strength of a business model which limits our exposure to operating leverage, and provides diverse sources of earnings through our partnerships with a broad array of outstanding boutique Affiliates.  Our Affiliates include industry leaders in a wide range of domestic and international equity and alternative products, and during the quarter our largest Affiliates extended their track records of long-term outperformance relative to peers and benchmarks.  While continued industry-wide risk aversion impacted our net client cash flows during the quarter, we are confident that as investors reallocate to equity and return-oriented products, we are poised for strong organic growth.”

Mr. Healey continued, “The current environment offers an increasing number of opportunities to generate earnings growth from accretive investments in additional Affiliates.  There is an accelerating trend of restructuring and divestitures of asset management subsidiaries by corporate sellers, and, given our reputation for successful investments, we are extremely well positioned to opportunistically and selectively execute on these transactions.  Over time, as markets recover, we are also confident in our prospects for making succession-oriented investments in independent boutique asset management firms.”

Mr. Healey concluded, “We continue to maintain a flexible and liquid capital structure, with ample financial capacity to execute our new investment opportunities.  During the quarter we repaid our outstanding bank term loan and, other than convertible securities, we currently have no debt.  With an undrawn revolver of nearly $800 million and approximately $175 million of additional cash resources, we continue to be in an excellent position to generate strong long-term returns for our shareholders through the disciplined deployment of capital.”

About Affiliated Managers Group

AMG is an asset management company with equity investments in a diverse group of boutique investment management firms. AMG’s strategy is to generate growth through the internal growth of its existing Affiliates, as well as through investments in new Affiliates. AMG’s innovative transaction structure allows individual members of each Affiliate’s management team to retain or receive significant direct equity ownership in their firm while maintaining operating autonomy. In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations. For more information, please visit the Company’s Web site at www.amg.com.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws.  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG’s filings with the Securities and Exchange Commission.  Reference is hereby made to the “Cautionary Statements” set forth in the Company’s Form 10-K for the year ended December 31, 2008.

Financial Tables Follow

A teleconference will be held with AMG’s management at 11:00 a.m. Eastern time today.  Parties interested in listening to the teleconference should dial 1-877-941-1465 (domestic calls) or 1-480-629-9678 (international calls) starting at 10:45 a.m. Eastern time.  Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.  The teleconference will be available for replay approximately one hour after the conclusion of the call.  To access the replay, please dial 1-800-406-7325 (domestic calls) or 1-303-590-3030 (international calls) and enter the pass code, 4060354#. The live call and the replay of the session, and the additional financial information referenced during the teleconference, may also be accessed via the Web at www.amg.com.

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Affiliated Managers Group, Inc.

Financial Highlights

(dollars in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	3/31/08*	3/31/09

Revenue	$335,034	$178,475

Net Income (controlling interest)	$31,223	$6,125

Cash Net Income (A)	$58,187	$37,706

EBITDA (B)	$88,571	$49,228

Average shares outstanding - diluted	40,821,649	41,082,130

Earnings per share - diluted	$0.81	$0.15

Average shares outstanding - adjusted diluted (C)	38,729,434	40,208,327

Cash earnings per share (C)	$1.50	$0.94

	December 31, 2008*	March 31, 2009

Cash and cash equivalents	$396,431	$237,291

Senior debt	$233,514	$—

Senior convertible securities (D)	$445,535	$448,395

Junior convertible trust preferred securities (D)	$505,034	$505,605

Stockholders’ equity	$924,801	$1,086,542

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Affiliated Managers Group, Inc.

Reconciliations of Earnings Per Share Calculation

(dollars in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	3/31/08*	3/31/09

Net Income (controlling interest)	$31,223	$6,125
Convertible securities interest expense, net (E)	1,994	36
Net Income (controlling interest), as adjusted	$33,217	$6,161

Average shares outstanding - diluted	40,821,649	41,082,130

Earnings per share - diluted	$0.81	$0.15

Reconciliations of Average Shares Outstanding

	Three Months	Three Months
	Ended	Ended
	3/31/08	3/31/09

Average shares outstanding - diluted	40,821,649	41,082,130
Assumed issuance of COBRA shares	(2,796,161)	—
Assumed issuance of LYONS shares	(1,454,506)	(873,803)
Assumed issuance of 2008 Senior Convertible Notes shares	—	—
Assumed issuance of Trust Preferred shares	—	—
Dilutive impact of COBRA shares	1,514,769	—
Dilutive impact of LYONS shares	643,683	—
Dilutive impact of 2008 Senior Convertible Notes shares	—	—
Dilutive impact of Trust Preferred shares	—	—
Average shares outstanding - adjusted diluted (C)	38,729,434	40,208,327

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Affiliated Managers Group, Inc.

Operating Results

Assets Under Management

(in millions)

Statement of Changes

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, December 31, 2008	$34,704	$109,450	$25,991	$170,145
Net client cash flows	(1,194)	(2,574)	(638)	(4,406)
Investment performance	(2,887)	(5,908)	(1,380)	(10,175)
Other (F)	—	(2,589)	(59)	(2,648)
Assets under management, March 31, 2009	$30,623	$98,379	$23,914	$152,916

Financial Results

(in thousands)

	Three		Three
	Months		Months
	Ended	Percent	Ended	Percent
	3/31/08*	of Total	3/31/09	of Total
Revenue
Mutual Fund	$134,863	40%	$68,338	38%
Institutional	160,078	48%	82,238	46%
High Net Worth	40,093	12%	27,899	16%
	$335,034	100%	$178,475	100%

EBITDA (B)
Mutual Fund	$31,142	35%	$14,875	30%
Institutional	47,434	54%	27,437	56%
High Net Worth	9,995	11%	6,916	14%
	$88,571	100%	$49,228	100%

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Affiliated Managers Group, Inc.

Reconciliations of Performance and Liquidity Measures

(in thousands)

	Three Months	Three Months
	Ended	Ended
	3/31/08*	3/31/09

Net Income (controlling interest)	$31,223	$6,125
Intangible amortization	8,350	8,094
Intangible amortization - equity method investments (G)	4,950	7,906
Intangible-related deferred taxes	9,021	9,571
APB 14-1 expense, net of tax	1,082	2,057
Affiliate equity expense, net of tax	2,015	2,006
Affiliate depreciation	1,546	1,947
Cash Net Income (A)	$58,187	$37,706

Cash flow from operations	$49,818	$11,929
Interest expense, net of non-cash items	20,091	14,722
Current tax provision	13,145	(8,045)
Income from equity method investments, net of distributions (G)	(13,967)	(4,619)
Changes in assets and liabilities and other adjustments	19,484	35,241
EBITDA (B)	$88,571	$49,228
Holding company expenses	17,541	10,512
EBITDA Contribution	$106,112	$59,740

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Affiliated Managers Group, Inc.

Consolidated Statements of Income

(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2008*	2009

Revenue	$335,034	$178,475

Operating expenses:
Compensation and related expenses	151,080	84,160
Selling, general and administrative	52,850	32,507
Amortization of intangible assets	8,350	8,094
Depreciation and other amortization	2,774	3,239
Other operating expenses	5,413	5,750
	220,467	133,750
Operating income	114,567	44,725

Non-operating (income) and expenses:
Investment and other (income) loss	1,939	241
Income from equity method investments	(13,988)	(6,416)
Investment (income) loss from Affiliate investments in partnerships (H)	14,334	3,795
Interest expense	22,937	19,948
	25,222	17,568

Income before income taxes	89,345	27,157

Income taxes - current	13,145	(8,045)
Income taxes - intangible-related deferred	9,021	9,571
Income taxes - other deferred	(3,829)	2,391
Net income	71,008	23,240

Net income (non-controlling interests) (H)	(53,174)	(20,878)
Net loss (non-controlling interests in partnerships) (H)	13,389	3,763

Net Income (controlling interest)	$31,223	$6,125

Average shares outstanding - basic	34,470,123	40,022,423
Average shares outstanding - diluted	40,821,649	41,082,130

Earnings per share - basic	$0.91	$0.15
Earnings per share - diluted	$0.81	$0.15

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Affiliated Managers Group, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31,	March 31,
	2008*	2009
Assets
Current assets:
Cash and cash equivalents	$396,431	$237,291
Investment advisory fees receivable	131,099	101,317
Affiliate investments in partnerships (H)	68,789	63,324
Affiliate investments in marketable securities	10,399	12,810
Prepaid expenses and other current assets	23,968	17,188
Total current assets	630,686	431,930

Fixed assets, net	71,845	69,158
Equity investments in Affiliates	678,887	664,074
Acquired client relationships, net	491,408	481,978
Goodwill	1,243,583	1,237,966
Other assets	96,291	104,168
Total assets	$3,212,700	$2,989,274

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$183,794	$92,795
Payables to related party	26,187	10,153
Total current liabilities	209,981	102,948

Senior debt	233,514	—
Senior convertible securities (D)	445,535	448,395
Junior convertible trust preferred securities (D)	505,034	505,605
Deferred income taxes	319,491	331,929
Other long-term liabilities	30,414	28,355
Total liabilities	1,743,969	1,417,232

Redeemable non-controlling interests	297,733	281,667

Equity:
Common stock	458	458
Additional paid-in capital	817,713	814,019
Accumulated other comprehensive income	(4,081)	(13,953)
Retained earnings	813,664	819,789
	1,627,754	1,620,313
Less treasury stock, at cost	(702,953)	(533,771)
Total stockholders’ equity	924,801	1,086,542

Non-controlling interests (H)	180,732	143,239
Non-controlling interests in partnerships (H)	65,465	60,594

Total equity	1,170,998	1,290,375
Total liabilities and equity	$3,212,700	$2,989,274

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Affiliated Managers Group, Inc.

Consolidated Statements of Cash Flow

(in thousands)

	Three Months Ended March 31,
	2008*	2009

Cash flow from operating activities:
Net income	$71,008	$23,240
Adjustments to reconcile Net income to net cash flow used in operating activities:
Amortization of intangible assets	8,350	8,094
Amortization of issuance costs	679	1,795
Depreciation and other amortization	2,774	3,239
Deferred income tax provision	5,192	11,962
Accretion of interest	2,167	3,431
Income from equity method investments, net of amortization	(13,988)	(6,416)
Distributions received from equity method investments	32,905	18,941
Tax benefit from exercise of stock options	673	—
Stock option expense	3,783	1,177
Affiliate equity expense	3,135	3,250
Other adjustments	(459)	(1,212)
Changes in assets and liabilities:
Decrease in investment advisory fees receivable	28,050	29,342
(Increase) decrease in Affiliate investments in partnerships	(6,584)	979
Decrease in prepaids and other current assets	19,996	257
Decrease in other assets	1,754	1,830
Decrease in accounts payable, accrued liabilities and other long-term liabilities	(109,617)	(87,980)
Cash flow from operating activities	49,818	11,929

Cash flow used in investing activities:
Cost of investments in new Affiliates, net of cash acquired	(10,909)	—
Purchase of fixed assets	(2,548)	(552)
Purchase of investment securities	(14,443)	(8,836)
Sale of investment securities	5,550	5,720
Cash flow used in investing activities	(22,350)	(3,668)

Cash flow used in financing activities:
Borrowings of senior bank debt	177,000	—
Repayments of senior bank debt	(121,000)	(233,514)
Settlement of convertible securities	(208,730)	—
Issuance of common stock	213,777	—
Repurchase of common stock	(10,502)	—
Issuance costs	(939)	(921)
Excess tax benefit from exercise of stock options	2,886	—
Settlement of forward equity sale agreement	—	144,258
Note payments	878	(1,547)
Distributions to non-controlling interests	(112,579)	(57,857)
Repurchases of Affiliate equity	(32,438)	(16,385)
Subscriptions (redemptions) of non-controlling interests in partnerships	3,652	(979)
Cash flow used in financing activities	(87,995)	(166,945)

Effect of foreign exchange rate changes on cash and cash equivalents	(199)	(456)
Net decrease in cash and cash equivalents	(60,726)	(159,140)
Cash and cash equivalents at beginning of period	222,954	396,431
Cash and cash equivalents at end of period	$162,228	$237,291

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Affiliated Managers Group, Inc.

Notes

*

In the first quarter of 2009, the Company adopted Statement of Financial Accounting Standards (“FAS”) No. 141 (revised 2007), “Business Combinations” (“FAS 141R”), FAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51” (“FAS 160”), Emerging Issues Task Force Topic No. D-98 “Classification and Measurement of Redeemable Securities” (“Topic D-98”) and FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (including Partial Cash Settlement)” (“APB 14-1”), each of which is discussed in further detail in its 2008 Annual Report on Form 10-K. These accounting changes have been retrospectively applied to prior periods, and are reflected in the financial results presented herein.

(A)

Under our Cash Net Income definition, we add to Net Income (controlling interest) amortization and deferred taxes related to intangible assets and Affiliate depreciation and equity expense, and exclude the effect of APB 14-1. This supplemental non-GAAP performance measure is provided in addition to, but not as a substitute for, Net Income. The Company considers Cash Net Income an important measure of its financial performance, as management believes it best represents operating performance before non-cash expenses relating to the acquisition of interests in its affiliated investment management firms. Cash Net Income is used by the Company’s management and Board of Directors as a principal performance benchmark.

The Company adds back amortization attributable to acquired client relationships because this expense does not correspond to the changes in value of these assets, which do not diminish predictably over time. The Company adds back the portion of deferred taxes generally attributable to intangible assets (including goodwill) that it no longer amortizes but which continues to generate tax deductions. These deferred tax expense accruals would be used in the event of a future sale of an Affiliate or an impairment charge, which the Company considers unlikely. The Company adds back the portion of consolidated depreciation expense incurred by Affiliates because under its Affiliate operating agreements, the Company is generally not required to replenish these depreciating assets.

In connection with the recent accounting changes described above, in the first quarter of 2009 the Company modified its Cash Net Income definition to add back Affiliate equity and APB 14-1 expense (both net of tax). In prior periods, Cash Net Income was defined as “Net Income plus amortization and deferred taxes related to intangible assets plus Affiliate depreciation.” Under this definition, Cash Net Income reported for the first quarter of 2008 was $56,645.

(B)

EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization. This supplemental non-GAAP liquidity measure is provided in addition to, but not as a substitute for, cash flow from operations. As a measure of liquidity, the Company believes EBITDA is useful as an indicator of its ability to service debt, make new investments and meet working capital requirements. EBITDA, as calculated by the Company, may not be consistent with computations of EBITDA by other companies. In reporting EBITDA by segment, Affiliate expenses are allocated to a particular segment on a pro rata basis with respect to the revenue generated by that Affiliate in such segment.

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(C)

Cash earnings per share represents Cash Net Income divided by the adjusted diluted average shares outstanding. In this calculation, the potential share issuance in connection with the Company’s convertible securities is measured using a “treasury stock” method. Under this method, only the net number of shares of common stock equal to the value of the contingently convertible securities and the junior convertible trust preferred securities in excess of par, if any, are deemed to be outstanding. The Company believes the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and the Company is relieved of its debt obligation. This method does not take into account any increase or decrease in the Company’s cost of capital in an assumed conversion.

(D)

In accordance with APB 14-1, the Company has bifurcated certain of its convertible debt securities into their debt and equity components on its balance sheet. The senior convertible securities balance consists of zero coupon senior convertible notes, which were not required to be bifurcated, and senior convertible notes due 2038. The principal amount at maturity of the senior convertible notes due 2038 was $460,000 at December 31, 2008 and March 31, 2009. The principal amount at maturity of the junior convertible trust preferred securities was $730,820 at December 31, 2008 and March 31, 2009.

(E)

Convertible securities interest expense, net, includes the interest expense, net of tax, associated with the Company’s dilutive convertible securities (including the incremental interest expense attributable to APB 14-1 but excluding the interest expense associated with the Company’s mandatory convertible securities).

(F)	Other includes assets under management attributable to Affiliate product closings, the financial effect of which is not material to the Company’s ongoing results.

(G)

The Company is required to use the equity method of accounting for certain of its investments (“equity method investments”). Consistent with this method, the Company has not consolidated the operating results (including the revenue) of its equity method investments in its income statement. The Company’s share of its equity method investments’ profits, net of intangible amortization, is reported in “Income from equity method investments.” Income tax attributable to these profits is reported within the Company’s consolidated income tax provision. The assets under management of equity method investments are included in the Company’s reported assets under management.

(H)

Income attributable to non-controlling interests on the Company’s income statement represents the profits allocated to Affiliate management owners and investors in certain Affiliate investments in partnerships that the Company is required to consolidate. Non-controlling interests on the Company’s balance sheet represents the undistributed profits and capital owned by Affiliate management, who retain a conditional right to sell their interests to the Company. Non-controlling interests in partnerships on the Company’s balance sheet represent the net assets owned by investors in certain Affiliate investment partnerships, who retain the conditional right to redeem their interests to the investment partnership.